As filed with the Securities and Exchange Commission on June 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATRICURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	34-1940305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6033 Schumacher Park Drive

West Chester, OH 45069

(513) 755-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2005 EQUITY INCENTIVE PLAN

(Full title of the Plan)

David J. Drachman

President and Chief Executive Officer

AtriCure, Inc.

6033 Schumacher Park Drive

West Chester, OH 45069

(513) 755-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Theodore L. Polin, Esq.

Epstein Becker & Green, P.C.

250 Park Avenue

New York, New York 10017

(212) 351-4500

CALCULATION OF REGISTRATION FEE

Title of Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	958,992(2)	$10.93(3)	$10,481,783(3)	$411.93
TOTAL	958,992	$10.93	$10,481,783	$411.93

(1)	Includes such additional shares as may become issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	This Registration Statement registers an additional 958,992 shares issuable under our 2005 Equity Incentive Plan (the “Plan”). We have previously registered 2,228,377 shares issuable under the Plan (Registration Statement No. 333-130983).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on The Nasdaq Global Market on June 25, 2008.

Statement Regarding Incorporation of Documents By Reference From Effective Registration Statements.

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to our 2005 Equity Incentive Plan (the “Plan”) is already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statement we filed on Form S-8 (Registration Statement No. 333-130983) with the SEC on January 12, 2006. This Registration Statement provides for the registration of an additional 958,992 shares of Common Stock to be issued under the Plan.

Item 8.	Exhibits.

Exhibit Number	Description of Documents
5.1	Opinion of Epstein Becker & Green, P.C.

10.1	2005 Equity Incentive Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page on page S-1).

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Chester, Ohio, on the 30th day of June, 2008.

ATRICURE, INC.

By:	/s/ Julie A. Piton
Julie A. Piton,
Vice President, Finance and Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David J. Drachman and Julie A. Piton, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David J. Drachman	President, Chief Executive Officer and Director	June 30, 2008
David J. Drachman	(Principal Executive Officer)

/s/ Julie A. Piton	Vice President, Finance and Administration	June 30, 2008
Julie A. Piton	and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Richard M. Johnston	Chairman of the Board of Directors	June 27, 2008
Richard M. Johnston

/s/ Mark A. Collar	Director	June 27, 2008
Mark A. Collar

/s/ Donald C. Harrison, M.D.	Director	June 27, 2008
Donald C. Harrison, M.D.

/s/ Michael D. Hooven	Director	June 27, 2008
Michael D. Hooven

Director
Elizabeth D. Krell

/s/ Mark R. Lanning, C.P.A.	Director	June 27, 2008
Mark R. Lanning

/s/ Karen P. Robards	Director	June 27, 2008
Karen P. Robards

INDEX TO EXHIBITS

Exhibit Number	Description of Documents
5.1	Opinion of Epstein Becker & Green, P.C.

10.1	2005 Equity Incentive Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page on page S-1).